UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 15, 2026

Date of Report (Date of earliest event reported)

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-41830	92-2632000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Old Wilson Bridge Road
Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 840-3462

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Business Combination Agreement

On January 15, 2026, Worthington Steel, Inc., an Ohio corporation (the “Company” or “Worthington Steel”), and Worthington Steel GmbH, a limited liability company established under German law (Gesellschaft mit beschränkter Haftung) (“Bidder”), and Klöckner & Co SE, a European stock corporation (societas europaea) organized under the laws of Germany (“Kloeckner”), entered into a business combination agreement (the “BCA”). Subject to the terms and conditions of the BCA, the Bidder has launched a voluntary public cash takeover offer to all shareholders of Kloeckner to tender each issued and outstanding share of Kloeckner (the “Kloeckner Shares”) to the Bidder. Subject to the terms and conditions of the Offer Document (as further described below), the Bidder will pay cash consideration equal to €11.00 (subject to any increases either made voluntarily or in accordance with applicable German law) for each Kloeckner Share validly tendered by Kloeckner shareholders (such takeover offer, the “Offer”). The initial acceptance period for the Offer will begin upon publication of the Offer Document following its approval by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) and is expected to end not more than five weeks thereafter, subject to extension under certain circumstances. Following expiration of the initial acceptance period, there will be an additional, statutory two-week acceptance period, provided that the Offer Conditions (as defined below) other than the Regulatory Condition (as defined below) have been fulfilled by the end of the initial acceptance period. The BCA has been approved by the Board of Directors of the Company, by the management board of the Bidder and by the supervisory board and the management board of Kloeckner. In connection with the execution of the BCA and as further described below, Bidder entered into an irrevocable undertaking (the “Irrevocable Undertaking”) with SWOCTEM GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany (“SWOCTEM”), pursuant to which SWOCTEM has, among other matters, committed to validly accept the Offer with respect to its ownership of approximately 42% of the Kloeckner Shares (the “Irrevocable Shares”).

The closing of the Offer (the “Offer Closing”) will be subject to certain closing conditions (the “Offer Conditions”) to be stated in the offer document (the “Offer Document”), including, among others: (i) the Company obtaining required merger and investment control clearances and EU foreign subsidies control clearance for the Offer (the “Regulatory Condition”); (ii) the Company obtaining the acceptance of the Offer by shareholders holding at least 65% of the Kloeckner Shares (including Kloeckner Shares already held or acquired outside the Offer by the Bidder or tendered into the Offer); (iii) the absence of (A) any resolutions approving the distribution of a dividend, other than a dividend per each Kloeckner Share for fiscal year 2025 in an amount up to €0.20 (the “2025 Dividend”), (B) any resolutions authorizing an issuance or any issuance of new Kloeckner Shares and/or increase or reduction of Kloeckner’s share capital or right or instruments giving the right to subscribe for new Kloeckner Shares, (C) any resolutions authorizing a split or reverse split of the Kloeckner Shares or any other measures or changes that would change the registered share capital of Kloeckner or (D) any resolutions authorizing the acquisition by or the acquisition by Kloeckner of its own shares or any sale or other disposition of any Kloeckner Shares held in treasury; (iv) no dissolution or insolvency proceedings, application for insolvency proceedings or circumstances requiring the opening of any insolvency proceedings of Kloeckner; (v) no order from any relevant court prohibiting the continuation or consummation of the Offer; (vi) no violation of law by Kloeckner or certain of its representatives that constitutes a criminal or administrative offense related to financial reporting, bribery, corruption, antitrust or money laundering; (vii) no suspension of trading of Kloeckner shares for more than three consecutive trading days on the Frankfurt Stock Exchange; (viii) if, for three consecution trading days, the closing price of the German SDAX stock market index as determined by Deutsche Börse or a successor, is more than 25% below the closing price of the SDAX on the last trading day before the day of publication of the announcement of the Offer. The Regulatory Condition must be satisfied on or prior to the date which is 12 months following the expiration of the initial acceptance period of the Offer or such earlier date as included in the Offer Document upon the request by BaFin (the “Long Stop Date”). The remaining Offer Conditions must be satisfied at the expiration of the initial acceptance period of the Offer, unless waived on the last business day prior to expiration of the initial acceptance period.

The BCA contains customary covenants and agreements. The BCA requires Kloeckner to conduct the business of Kloeckner and its material subsidiaries (collectively, the “Kloeckner Group”) in the ordinary course consistent with past practice and Kloeckner’s business plan and to refrain, and cause members of the Kloeckner Group to refrain, from directly or indirectly initiating or taking any steps that would, or would reasonably be expected to, prevent, delay or otherwise adversely affect the success or timely closing of the Offer, during the period between the execution of the BCA and the earlier of (a) the Offer Closing and (b) the termination of the BCA (such period, the “Interim Period”). The BCA restricts the Kloeckner Group’s ability, during the Interim Period, to directly or indirectly solicit or engage in discussions or negotiations concerning proposals relating to competing public offers and economically or otherwise comparable transactions (including alternative business combination transactions), subject to certain negotiated exceptions set forth in the BCA, including the receipt of a superior offer as determined in accordance with the BCA. Among other things, the BCA also restricts the Kloeckner Group’s ability, during the Interim Period, to directly or indirectly (i) increase Kloeckner’s share capital or carry out any equity-linked transactions with respect to the Kloeckner Shares, (iii) acquire, reduce or redeem any Kloeckner Shares or pay, or propose to pay, any dividends, other than the 2025 Dividend; (iv) make any capital expenditures in excess of €20 million individually or €40 million per year, (v) purchase, sell, acquire, transfer or encumber any shares or assets in any business (including by merger or consolidation or other change of legal form) with a value exceeding €20 million in the aggregate or (vi) engage in financing activities in excess of €50 million in aggregate (subject to certain negotiated exceptions set forth in the BCA). The foregoing restrictions do not apply to any binding contractual undertakings entered into prior to the effective date of the BCA that Kloeckner had disclosed to the Company prior to the execution of the BCA, any matters contemplated by the Kloeckner Group’s business plan for fiscal year 2026 or to any matters required to comply with the fiduciary duties of Kloeckner’s management or supervisory boards.

The BCA may be terminated by either the Company or Kloeckner under certain circumstances, including, among others, if (i) the Offer lapses as a result of non-satisfaction of the conditions to the Offer and such conditions have not been waived, (ii) a competing transaction has been consummated or (iii) if the Company or Bidder, on the one hand, or Kloeckner, on the other hand, has materially breached its obligations under the BCA and such breach remains uncured after seven business days. In addition, the BCA provides for customary termination rights for Kloeckner, including, among others, if (i) Bidder does not submit the Offer Document to BaFin within the period for submission set forth in the BCA, (ii) the Offer is launched but it deviates from the terms and conditions set forth in the BCA (other than immaterial deviations) or (iii) a third party publishes an offer document or other comparable document in respect of proposal superior to the Offer (as determined in accordance with the terms and conditions set forth in the BCA) and Bidder has not matched the offer price per each Kloeckner Share of such proposal within two business days of such proposal’s publication. The BCA also provides that the Company may terminate the agreement if Kloeckner’s management board or its supervisory board do not support the Offer in its response statement in accordance with the terms set forth in the BCA.

Pursuant to the BCA, following the Offer Closing, Kloeckner agrees to support, subject to Kloeckner’s management board’s fiduciary duties, the Bidder in implementing further integration measures, such as a domination and profit and loss transfer agreement and/or a squeeze out of the remaining minority Kloeckner shareholders, subject to applicable law if the relevant ownership thresholds by Bidder are met.

The foregoing description of BCA does not purport to be complete and is qualified in its entirety by reference to the full text of the BCA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Irrevocable Undertaking

In connection with the execution of the BCA, Bidder and SWOCTEM entered into the Irrevocable Undertaking, pursuant to which, among other things, SWOCTEM agreed to (i) validly accept the Offer for all of the Irrevocable Shares in compliance with the terms of the Offer Document, (ii) promptly provide to Bidder evidence of its acceptance of the Offer and (iii) enter into a “standstill” agreement that prohibits SWOCTEM or its affiliates from directly or indirectly taking certain actions, including, among others, acquiring additional Kloeckner Shares or supporting any offers or proposals that compete with the Offer (subject to (iii) of the following sentence). The Irrevocable Undertaking may be terminated by Bidder or SWOCTEM if (i) the Offer lapses as a result of non-satisfaction of the conditions to the Offer or (ii) any competent governmental authority or court has prohibited the Offer Closing and such decision has become final and non-appealable. Additionally, SWOCTEM may terminate the Irrevocable Undertaking if (i) Bidder has not published its intention to launch the Offer within five business days of the date the parties entered into the Irrevocable Undertaking, (ii) the Offer Closing has not occurred by the Long Stop Date or (iii) the offer document relating to a superior offer (as determined in accordance with the terms and conditions set forth in the Irrevocable Undertaking) has been published and the Bidder has not matched the offer price per Kloeckner Share of such superior offer within ten business days of such publication.

The foregoing description of the Irrevocable Undertaking does not purport to be complete and is qualified in its entirety by reference to the full text of the Irrevocable Undertaking, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Commitment Letter

Concurrently with the execution of the BCA, the Company and Bidder entered into an equity commitment letter (the “Equity Commitment Letter”) pursuant to which, subject to the terms and conditions therein, the Company agreed to provide to Bidder a financing commitment of up to €1,632,000,000 (the “Equity Commitment”) to (i) fund the consideration and related transaction costs under the Offer, (ii) pay the purchase price for Kloeckner Shares acquired outside the Offer (including via market or private purchases) and (iii) make available certain amounts to Kloeckner for the refinancing of Kloeckner’s existing debt, in each case, in immediately available Euro-denominated funds to be delivered at the times specified in Equity Commitment Letter. The Company’s obligation to fund its Equity Commitment (with respect to the consideration and related transaction costs under the Offer and the refinancing of Kloeckner’s existing debt) is subject to the satisfaction or waiver of the conditions set forth in the Offer Document. The Company may not withdraw the Equity Commitment or cause it to be repaid or redeemed and will, to the extent permitted by applicable law, use the Equity Commitment solely to satisfy its obligations under the Equity Commitment Letter.

The foregoing description of the Equity Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Commitment Letter, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Expected Permanent Financing and Debt Financing Commitments

The Company intends to fund the consideration and related transaction costs under the Offer with a combination of cash on hand and new debt financing expected to consist of senior secured indebtedness, which will be issued subject to market conditions and other factors. The Company has obtained debt financing commitments of US$1.9 billion from Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. to support the expected permanent financing. The Offer is not subject to any financing condition.

Amendment to Revolving Credit Agreement

On January 15, 2026, the Company, certain subsidiaries of the Company, PNC Bank, National Association, as agent for the lenders (the “ABL Agent”), and the lenders party thereto entered into the Second Amendment (the “Revolving Facility Amendment”) to the Company’s Revolving Credit and Security Agreement, dated as of November 30, 2023, by and among the Company, as borrower, certain of the Company’s U.S., Canadian and Mexican subsidiaries from time to time party thereto as loan parties, the lenders from time to time party thereto and the ABL Agent.

The Revolving Facility Amendment, among other things, permits the Company to consummate the Offer and related transactions.

The foregoing description of the Revolving Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Facility Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading “Amendment to Revolving Credit Agreement” is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.*

On January 15, 2026, Worthington Steel announced that it entered into the BCA. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

2.1+±	Business Combination Agreement, dated January 15, 2026, by and among Worthington Steel, Inc., Worthington Steel GmbH and Kloeckner & Co SE

2.2+	Irrevocable Undertaking, dated January 15, 2026, by and between Worthington Steel GmbH and SWOCTEM GmbH

2.3	Equity Commitment Letter, dated January 15, 2026, by and between Worthington Steel, Inc. and Worthington Steel GmbH

10.1±	Second Amendment to Revolving Credit and Security Agreement, dated January 15, 2026, by and between Worthington Steel, Inc., certain subsidiaries of Worthington Steel, Inc., PNC Bank, National Association, as agent for the lenders, and the lenders party thereto

99.1*	Press Release, dated January 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The information “furnished” in this Current Report on Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

+

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted materials to the SEC upon its request.

±	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv) of Regulation S-K.

Important Information

This Current Report on Form 8-K and the materials included herewith constitute neither an offer to purchase nor a solicitation of an offer to sell Kloeckner shares. The final provisions relating to the takeover offer will be disclosed in the Offer Document after BaFin has authorized the publication of the Offer Document. The bidder reserves the right to deviate from the key points set out herein in the final terms of the takeover offer to the extent legally permissible. Investors and Kloeckner shareholders are strongly advised to read the Offer Document and all other documents relating to the takeover offer as soon as they are published, as they will contain important information.

The takeover offer will be made exclusively on the basis of the applicable provisions of German law, in particular the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz – WpÜG) and certain securities laws provisions of the United States of America (the “United States” or “U.S.”). The takeover offer will not be made in accordance with the legal requirements of any jurisdiction other than the Federal Republic of Germany or the United States (to the extent applicable). Accordingly, no announcements, registrations, approvals or authorizations for the offer have been made, arranged for or granted outside the Federal Republic of Germany or the United States (to the extent applicable). Investors and holders of Kloeckner shares may not claim to be protected by the investor protection laws of any jurisdiction other than the Federal Republic of Germany or the United States (as applicable). Subject to the exceptions described in the Offer Document and any exemptions to be granted by the relevant regulatory authorities, no takeover offer will be made, directly or indirectly, in any jurisdiction where to do so would constitute a violation of applicable national law. This Current Report on Form 8-K may not be published or otherwise distributed, in whole or in part, in any jurisdiction in which the takeover offer would be prohibited by applicable national law.

The bidder and its affiliates or affiliates of its financial advisor reserve the right to directly or indirectly purchase or arrange to purchase Kloeckner shares or any other securities that are convertible into, exchangeable for or exercisable for such Kloeckner shares outside of the takeover offer, provided that such purchases or arrangements to purchase are not made in the United States and comply with the applicable German statutory provisions, in particular the WpÜG. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about such purchases or arrangements to purchase, including the number of Kloeckner shares purchased or to be purchased and the consideration paid or agreed, will be published in German and English language without undue delay if and to the extent required under the laws of the Federal Republic of Germany, the United States or any other relevant jurisdiction.

The takeover offer referenced in this Current Report on Form 8-K relates to shares in a German company and is subject to the statutory provisions of the Federal Republic of Germany on the implementation of such an offer, which differ from those of the United States and other jurisdictions in certain material respects. The financial information relating to the bidder and the company included elsewhere, including in the Offer Document, will be prepared in accordance with provisions applicable in the Federal Republic of Germany and will not be prepared in accordance with generally accepted accounting principles in the United States; therefore, it may not be comparable to financial information relating to United States companies or companies from other jurisdictions outside the Federal Republic of Germany. The takeover offer will not be submitted to the review or registration procedures of any securities regulator outside of Germany and has not been approved or recommended by any securities regulator. Kloeckner shareholders whose place of residence, incorporation or place of habitual abode is in the United States should note that the takeover offer will be made in respect of securities of a company which is a foreign private issuer within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the shares of which are not registered under Section 12 of the U.S. Exchange Act and that the company is not subject to the periodic reporting requirements of the U.S. Exchange Act, and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The takeover offer will be made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(d) under the U.S. Exchange Act, for a Tier II tender offer and will be principally governed by disclosure and other regulations and procedures of the Federal Republic of Germany, including with respect to the takeover offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. The takeover offer will be made to the company’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of the company to whom an offer is made. Any informational documents, including this Current Report on Form 8-K, will be disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to the company’s other shareholders. To the extent that the takeover offer is subject to United States securities laws, such laws only apply to Kloeckner shareholders in the United States, and no other person has any claims under such laws.

Any agreement concluded with the bidder as a result of the acceptance of the planned takeover offer will be governed exclusively by the laws of the Federal Republic of Germany and shall be construed accordingly. It may be difficult for shareholders from the United States (or from jurisdictions other than Germany) to enforce their rights and claims arising in connection with the takeover offer under the U.S. Securities Act (or other laws known to them) because the bidder and the company are located outside the United States (or the jurisdiction in which the shareholder is domiciled) and their respective officers and directors are domiciled outside the United

States (or the jurisdiction in which the shareholder is domiciled). It may be impossible to sue a non-U.S. company or its officers and directors in a non-U.S. court for violations of U.S. securities laws. It may also be impossible to compel a non-U.S. company or its subsidiaries to submit to the judgment of a U.S. court.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. This Current Report on Form 8-K includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Worthington Steel’s and Kloeckner’s plans, objectives, expectations and intentions related to the acquisition and the benefits of the transaction, the expected outcomes of the proposed acquisition, including estimated cost, operations and commercial synergies and the timeline to realize such synergies, the impact on Worthington Steel’s earnings, Worthington Steel’s expected pro forma net leverage ratio following the transaction and net leverage ratio goals following the transaction, the expected timeline for completing the acquisition, and other statements that are not historical or current fact and are characterized by terms like “expects,” “believes,” “anticipates”, “is of the opinion,” “tries,” “estimates,” “intends,” “plans,” “assumes” “may,” “will,” “would,” “should” and “aims” and similar expressions. Forward-looking statements are based on current intentions, assumptions or expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding Worthington Steel’s and Kloeckner’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on the anticipated terms and timing, including obtaining required regulatory approvals and other conditions to the completion of the acquisition, (ii) the ability of the parties to achieve the minimum requisite acceptance threshold of Kloeckner’s issued share capital at the end of the acceptance period; (iii) the financing arrangements relating to the acquisition, (iv) the effects of the transaction on Worthington Steel’s and Kloeckner’s operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, and business and management strategies for the management, expansion and growth of the new combined company’s operations, (v) the potential impact of the announcement or consummation of the proposed acquisition on relationships with customers, suppliers and other third parties, (vi) the ability of the combined company to achieve the anticipated cost synergies or accretion to earnings per share, and (vii) the other factors detailed in Worthington Steel’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Worthington Steel’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. Further, it cannot be ruled out that Worthington Steel and/or Kloeckner will change their intentions and assessments expressed in documents or notifications or in the Offer Document yet to be published after publication of the documents, notifications or the Offer Document. This Current Report on Form 8-K speaks only as of the date hereof. Each of Worthington Steel and Kloeckner disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON STEEL, INC.

Date: January 22, 2026	By:	/s/ Joseph Y. Heuer
	Name:	Joseph Y. Heuer
	Title:	Vice President - General Counsel and Secretary